NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST 485BPOS

Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of New York Life Investments Active ETF Trust (formerly, IndexIQ Active ETF Trust) of our reports dated June 25, 2024, relating to the financial statements and financial highlights for the funds constituting New York Life Active ETF Trust (formerly, IndexIQ Active ETF Trust) listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended April 30, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 26, 2024

Exhibit (j)

Appendix A

NYLI MacKay ESG Core Plus Bond ETF	(formerly, IQ MacKay ESG Core Plus Bond ETF)
NYLI MacKay ESG High Income ETF	(formerly, IQ MacKay ESG High Income ETF)
NYLI MacKay Muni Insured ETF	(formerly, IQ MacKay Municipal Insured ETF)
NYLI MacKay Muni Intermediate ETF	(formerly, IQ MacKay Municipal Intermediate ETF)
NYLI MacKay California Muni Intermediate ETF	(formerly, IQ MacKay California Municipal Intermediate ETF)
NYLI CBRE Real Assets ETF	(formerly, IQ CBRE Real Assets ETF)
NYLI Winslow Large Cap Growth ETF	(formerly, IQ Winslow Large Cap Growth ETF)
NYLI Winslow Focused Large Cap Growth ETF	(formerly, IQ Winslow Focused Large Cap Growth ETF)

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